Exhibit 99.1

PRESS RELEASE

For release:	December 7, 2020

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel & Secretary
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Group Announces Quarterly Distribution

BALA CYNWYD, Pennsylvania, December 7, 2020 (GLOBE NEWSWIRE) — Global Indemnity Group, LLC (NASDAQ:GBLI) (the “Company”) announced today its Board of Directors has approved a distribution payment of $0.25 per common share to be paid on December 31, 2020 to all shareholders of record as of the close of business on December 24, 2020.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s four primary segments are:

•	Commercial Specialty

•	Specialty Property

•	Farm, Ranch, & Stable

•	Reinsurance

For more information, visit the Company’s website at http://www.global-indemnity.com.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this press release[1] do not address a number of risks and uncertainties, including COVID-19. Forward-looking statements in this press release include, but are not limited to, the Company’s cash distribution. These statements are based on current expectations as of the time of this press release and involve a number of risks, uncertainties and assumptions, including those described in the Company’s filings with the Securities and Exchange Commission. Investors are cautioned that it is not possible for the Company to predict all risks, nor can we assess the impact of all factors on its business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof. Please see the Company’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1] Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.